UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2016

CEDAR REALTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-31817	42-1241468
(Commission File Number)	(IRS Employer Identification No.)

44 South Bayles Avenue

Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On May 3, 2016, Cedar Realty Trust, Inc. held its annual meeting of stockholders. The Company previously filed with the Securities and Exchange Commission the annual proxy statement and related materials pertaining to this meeting.

(b)	At the meeting, stockholders voted on three proposals: the election of directors, approval (non-binding) of executive compensation and approval of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016. A total of 81,882,948.50 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting, in person or by proxy, representing approximately 96.0% of the outstanding stock entitled to vote at such meeting. Each proposal was approved, pursuant to the following voting results:

1.	Election of Directors

	For	Against	Abstain	Broker Non-Votes
James J. Burns	78,425,134.40	810,942.50	10,791.40	2,636,080.20
Abraham Eisenstat	78,265,321.94	799,444.50	182,099.86	2,636,082.20
Pamela N. Hootkin	77,215,511.90	2,021,358.00	9,997.40	2,636,081.20
Paul G. Kirk, Jr.	77,308,123.63	1,928,446.27	10,298.40	2,636,080.20
Steven G. Rogers	78,915,365.94	145,895.50	185,605.86	2,636,081.20
Bruce J. Schanzer	78,429,142.13	803,576.00	14,149.18	2,636,081.20
Roger M. Widmann	77,325,407.40	1,910,644.50	10,816.40	2,636,080.20

2.	Approval (non-binding) of executive compensation

For	Against	Abstain	Broker Non-Votes
57,189,166.18	22,007,566.23	50,134.89	2,636,081.20

3.	Appointment of Ernst & Young LLP as independent registered public accounting firm

For	Against	Abstain	Broker Non-Votes
81,425,917.10	437,971.00	19,060.40	0.00

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2016

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO

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